Exhibit 10(e)

ALCOA INC.

TERMS AND CONDITIONS FOR SPECIAL RETENTION AWARDS

Effective July 22, 2016

These terms and conditions, including Appendices A and B attached hereto, (the “Award Terms”) are authorized by the Compensation and Benefits Committee of the Board of Directors. They are deemed to be incorporated into and form a part of every special retention Award (“Special Retention Award”) issued on or after July 22, 2016 under the 2013 Alcoa Stock Incentive Plan, as amended and restated and as may be further amended from time to time (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Terms.

General Terms and Conditions

1. Special Retention Awards are subject to the provisions of the Plan and the provisions of the Award Terms. If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Terms by the Committee are binding on the Participant and the Company. A Special Retention Award is an undertaking by the Company to issue the number of Shares indicated in the notice of the Special Retention Award on the date the Special Retention Award vests, subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein.

Vesting and Payment

2. A Special Retention Award vests on the third anniversary date of the grant date, and will be paid to the Participant in Shares on the vesting date or within 90 days thereafter.

3. As a condition to a Special Retention Award vesting, a Participant must remain an active employee of the Company or a Subsidiary through the date of vesting. Except as provided in paragraph 5, if a Participant’s employment with the Company (including its Subsidiaries) is terminated prior to the vesting date of the Special Retention Award, the Special Retention Award is forfeited and is automatically canceled.

4. Special Retention Awards will be paid by the issuance to the Participant of Shares covered by the Special Retention Award. Prior to issuance of the Shares, the Participant has no voting rights. Dividend equivalents will accrue on Special Retention Awards, unless the Committee determines that no dividend equivalents may be accrued or paid. Dividend equivalents that accrue on Special Retention Awards will be equal to the common stock dividend per Share payable on the Company’s common stock multiplied by the number of Shares covered by the Special Retention Award. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents will be paid on Special Retention Awards that have not vested.

5. The following are exceptions to the vesting rules:

•	Involuntary Termination without Cause: An unvested Special Retention Award held by a Participant who is involuntarily terminated without Cause (as defined below) from employment with the Company or a Subsidiary during the vesting period is not forfeited in whole but only in part upon termination of employment. The portion of the Special Retention Award that is not forfeited vests on the original stated vesting date set forth in paragraph 2 and is calculated based on a proportionate share of the time during the vesting period that the Participant remained actively employed with the Company or a Subsidiary, with the remaining portion being automatically forfeited. The proportionate share is computed on the basis of the actual number of days actively employed after the date of grant over a total vesting period of three years of 360 days each (or a total vesting period of 1,080 days). For example, a Participant who is involuntarily terminated without Cause from employment with the Company (or a Subsidiary) at the end of the first year of the three-year vesting period will receive one-third of the Shares upon vesting, with the remaining two-thirds of the Shares being automatically forfeited upon termination.

For this purpose, if the Participant participates in the Alcoa Inc. Change in Control Severance Plan, “Cause” shall have the meaning set forth in such plan. If the Participant does not participate in the Alcoa Inc. Change in Control Severance Plan, “Cause” means (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Employer that has not been cured within thirty (30) days after a written demand for substantial performance is delivered to the Participant by the Board or the Participant’s direct supervisor, which demand specifically identifies the manner in which the Participant has not substantially performed the Participant’s duties, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; (iii) the Participant’s fraud or acts of dishonesty relating to the Company or any of its Subsidiaries, or (iv) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Subsidiaries or indictment for any felony. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

•	Death or Disability: An unvested Special Retention Award held by a Participant, who dies while an employee or who is permanently and totally disabled while an employee, is not forfeited but vests on the original stated vesting date set forth in paragraph 2.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Committee or its delegate.

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•	Change in Control: A Special Retention Award vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan. If the Change in Control qualifies as a “change in control event” within the meaning of Treas. Reg. § 1.409-3(i)(5), the vested Special Retention Award will be paid to the Participant within 30 days following the Change in Control. If the Change in Control does not so qualify, the vested Special Retention Award will be paid to the Participant on the original stated vesting date set forth in paragraph 2.

•	Termination Following Change in Control: As further described in the Plan, if a Replacement Award is provided following a Change in Control, but within 24 months of such Change in Control the Participant’s employment is terminated without Cause (as defined in the Alcoa Inc. Change in Control Severance Plan) or by the Participant for Good Reason (as defined in the Alcoa Inc. Change in Control Severance Plan), the Replacement Award will vest and will be paid to the Participant on the original stated vested date set forth in paragraph 2.

Taxes

6. All taxes required to be withheld under applicable tax laws in connection with a Special Retention Award must be paid by the Participant at the appropriate time under applicable tax laws. The Company may satisfy applicable tax withholding obligations by any of the means set forth in Section 15(l) of the Plan, but will generally withhold from the Shares to be issued upon payment of the Special Retention Award that number of Shares with a fair market value on the vesting date equal to the taxes required to be withheld at the minimum required rates or, to the extent permitted under applicable accounting principles, at up to the maximum individual tax rate for the applicable tax jurisdiction, which include, for Participants subject to taxation in the United States, applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes. Notwithstanding the foregoing, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company will withhold Shares from the Shares to be issued upon payment of the Special Retention Award, as described herein, and will not use the other means set forth in the Plan unless pursuant to an election by the Participant or in the event that withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences.

Beneficiaries

7. If permitted by the Company, Participants will be entitled to designate one or more beneficiaries to receive all Special Retention Awards that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com.

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8. Beneficiary designations on an approved form will be effective at the time received by the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com. A Participant may revoke a beneficiary designation at any time by written notice to the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

9. A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

10. The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Special Retention Award prior to the death of the Participant who designated such beneficiary.

11. Unless the Participant indicates on the form that a named beneficiary is to receive Special Retention Awards only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Special Retention Awards upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Special Retention Awards.

12. Should a beneficiary die after the Participant but before the Special Retention Award is paid, such beneficiary’s rights and interest in the Special Retention Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Special Retention Award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

13. If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Special Retention Award that has not yet vested or been paid at the time of death of the Participant will vest and be paid to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution.

Adjustments

14. In the event of an Equity Restructuring, the Committee will equitably adjust the Special Retention Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to the Special Retention Award; and (ii) adjusting the terms and conditions of the Special Retention Award. The adjustments provided under this paragraph 14 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.

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Repayment/Forfeiture

15. As an additional condition of receiving the Special Retention Award, the Participant agrees that the Special Retention Award and any benefits or proceeds the Participant may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent required (i) under the terms of any recoupment or “clawback” policy adopted by the Company to comply with applicable laws or with the Company’s Corporate Governance Guidelines or other similar requirements, as such policy may be amended from time to time (and such requirements shall be deemed incorporated into the Award Terms without the Participant’s consent) or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Further, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Special Retention Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company.

Miscellaneous Provisions

16. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Terms, no Shares issuable upon vesting of the Special Retention Awards, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.

17. Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Special Retention Award shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Terms.

18. Notices. Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

19. Severability and Judicial Modification. If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.

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20. Successors. The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

21. Appendices. Notwithstanding any provisions in the Award Terms, for Participants residing and/or working outside the United States, the Special Retention Award shall be subject to the additional terms and conditions set forth in Appendix A to the Award Terms and to any special terms and conditions for the Participant’s country set forth in Appendix B to the Award Terms. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendix B will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Terms.

22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Special Retention Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

23. Compliance with Code Section 409A. It is intended that the Special Retention Award granted pursuant to the Award Terms be compliant with Section 409A of the Code and the Award Terms shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Terms and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Special Retention Award granted pursuant to the Award Terms satisfies the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Terms or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

24. Waiver. A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.

25. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

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26. Governing Law and Venue. As stated in the Plan, the Special Retention Award and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Special Retention Award will be exclusively in the courts in the State of New York, County of New York, including the Federal Courts located therein (should Federal jurisdiction exist).

27. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

28. Entire Agreement. The Award Terms and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.

Acceptance of Award

29. In accordance with Section 15(c) of the Plan (as in effect at the grant date), the Participant may reject the Special Retention Award by notifying the Company within 30 days of the grant date that he or she does not accept the Special Retention Award. The Participant’s acceptance of the Special Retention Award constitutes the Participant’s acceptance of and agreement with the Award Terms. Notwithstanding the foregoing, if required by the Company, the Participant will provide a signed copy of the Award Terms in such manner and within such timeframe as may be requested by the Company. The Company has no obligation to issue Shares to the Participant if the Participant does not accept the Special Retention Award.

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APPENDIX A

TO THE ALCOA, INC.

2013 Stock Incentive Plan

Terms and Conditions for Special Retention Awards

For Non-U.S. Participants

This Appendix A contains additional (or, if so indicated, different) terms and conditions that govern the Special Retention Awards if the Participant resides and/or works outside of the United States. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Terms and Conditions for Special Retention Awards (the “Terms and Conditions”).

A. Termination. This provision supplements paragraph 3 of the Terms and Conditions.

The Company will determine when the Participant is no longer providing services for purposes of the Special Retention Awards (including whether the Participant may still be considered to be providing services while on a leave of absence).

B.	Responsibility for Taxes. This provision replaces paragraph 6 of the Terms and Conditions.

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary that employs the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these Special Retention Awards, including, but not limited to, the grant, vesting or settlement of Special Retention Awards, the subsequent sale of Shares acquired pursuant to the Special Retention Award and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Special Retention Awards or any aspect of the Special Retention Awards to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant shall not make any claim against the Company, the Employer or any other Subsidiary, or their respective board, officers or employees related to Tax-Related Items arising from this Award. Furthermore, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the

Employer, (iii) withholding from the proceeds of the sale of Shares acquired pursuant to the Special Retention Awards, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the Shares subject to Special Retention Awards.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed, for tax purposes, to have been issued the full number of Shares subject to the vested Special Retention Awards, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

C.	Nature of Award. In accepting the Special Retention Awards, the Participant acknowledges, understands and agrees that:

a.	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

b.	this Special Retention Award is voluntary and occasional and does not create any contractual or other right to receive future Special Retention Awards, or benefits in lieu of Special Retention Awards, even if Special Retention Awards have been granted in the past;

c.	all decisions with respect to future Special Retention Awards or other Awards, if any, will be at the sole discretion of the Company;

d.	this Special Retention Award and the Participant’s participation in the Plan shall not create a right to, or be interpreted as forming an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate the Participant’s employment contract (if any) at any time;

e.	the Participant’s participation in the Plan is voluntary;

f.	this Special Retention Award and the Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

g.	the future value of the Shares subject to the Special Retention Award is unknown and cannot be predicted with certainty;

h.	unless otherwise agreed with the Company, Special Retention Awards and the Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Subsidiary;

i.	no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of this Special Retention Award resulting from termination of the Participant’s employment relationship (for any reason whatsoever and regardless of whether later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and, in consideration of this Special Retention Award to which the Participant is not otherwise entitled, the Participant irrevocably agrees never to institute any claim against the Company, the Employer and any other Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer and all other Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

j.	unless otherwise provided in the Plan or by the Company in its discretion, this Special Retention Award and the benefits under the Plan evidenced by these Award Terms do not create any entitlement to have this Special Retention Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

k.	neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Special Retention Awards or of any amounts due to the Participant pursuant to the Special Retention Awards or the subsequent sale of any Shares acquired under the Plan.

D. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Award Terms and any other grant materials by and among, as applicable, the Company, the Employer and any other Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Special Retention Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data may be transferred to Merrill Lynch, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Merrill Lynch and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Special Retention Award or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

E. Language. If the Participant has received these Award Terms, or any other document related to this Special Retention Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

F. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.

G. Foreign Asset/Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult his or her personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

APPENDIX B

TO THE ALCOA, INC.

2013 Stock Incentive Plan

Terms and Conditions for Special Retention Awards

For Non-U.S. Participants

Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and the Terms and Conditions for Special Retention Awards (the “Terms and Conditions”).

Terms and Conditions

This Appendix B includes special terms and conditions that govern Special Retention Awards if the Participant resides and/or works in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the grant of Special Retention Awards or is considered a resident of another country for local law purposes, the Committee shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the country in which the Participant currently works and/or resides, or if the Participant transfers to another country after the grant of the Special Retention Award, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

Australia

Notifications

Exchange Control Information.

Exchange control reporting is required for cash transactions exceeding A$10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf.

Tax Information.

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Belgium

Notifications

Foreign Asset/Account Reporting Information.

If the Participant is a Belgian resident, the Participant is required to report any bank accounts opened and maintained outside of Belgium (e.g., brokerage accounts opened in connection with the Plan) on his or her annual tax return. In a separate report, the Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

Brazil

Terms and Conditions

Compliance with Law.

By accepting the Special Retention Award, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of Special Retention Awards, the sale of the Shares acquired under the Plan and the receipt of any dividends.

Acknowledgement of Nature of the Grant. This provision supplements paragraph C “Nature of Award” of Appendix A.

By accepting the Special Retention Awards, the Participant agrees that he or she is making an investment decision, the Shares will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period, and the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

Notifications

Exchange Control Information.

If the Participant is a resident of or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of the assets and rights is equal to or greater than US$100,000. If such amount exceeds US$100,000,000, the declaration must be submitted quarterly. Assets and rights that must be reported include Shares acquired under the Plan.

Tax on Financial Transactions (IOF).

Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.

Canada

Terms and Conditions

Award Settled Only in Shares.

Notwithstanding any discretion in the Plan, the Special Retention Award shall be settled in Shares only. The Participant is not entitled to receive a cash payment pursuant to the Award.

Termination of Service. The following provision replaces paragraph A “Termination” of Appendix A.

For purposes of the Special Retention Award, the Participant’s employment relationship will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Canadian laws or the terms of the Participant’s employment agreement, if any) effective as of the date that is the earlier of (i) the date of the Participant’s termination, (ii) the date the Participant receives notice of termination, or (iii) the date the Participant is no longer actively providing service and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of the Participant’s employment agreement, if any). Unless otherwise expressly provided in these Award Terms or determined by the Company, the Participant’s right to vest in the Special Retention Awards, if any, will terminate on such date. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Special Retention Award (including whether the Participant may still be considered to be providing services while on a leave of absence).

The Following Provisions Apply for Participants Resident in Quebec:

Consent to Receive Information in English.

The Participant acknowledges that it is the express wish of the parties that these Award Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de Conditions d’attribution, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Authorization to Release and Transfer Necessary Personal Information. The following provision supplements paragraph D “Data Privacy” of Appendix A.

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in the Participant’s Employee file.

Notifications

Securities Law Information.

The Participant acknowledges that he or she is permitted to sell the Shares acquired under the Plan through the designated broker appointed by the Company, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed (i.e., the NYSE).

Foreign Asset/Account Reporting Information.

Canadian residents are required to report to the tax authorities any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year. Special Retention Awards must be reported—generally at a nil cost—if the C$100,000 cost threshold is exceeded because of other foreign property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

China

Terms and Conditions

The following terms and conditions will apply to Participants who are subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Termination of Employment.

Due to legal restrictions in China, the Participant agrees that the Company reserves the right to require the sale of any Shares acquired at vesting of the Special Retention Awards upon the termination of the Participant’s employment for any reason. The Participant hereby authorizes the sale of all Shares issued to the Participant as soon as administratively practicable after the applicable termination of employment and pursuant to this authorization. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of Shares, the Participant will receive the sale proceeds less any amounts necessary to satisfy Tax-Related Items and applicable transaction fees or commissions. Due to currency exchange conversion rate fluctuation between the applicable vesting date of the Special Retention Awards and (if later) the date on which the Shares are sold, the amount of sale proceeds may be more or less than the fair market value of the Shares on the applicable vesting date (which is the relevant amount for purposes of calculating amounts necessary to satisfy applicable Tax-Related Items).

Exchange Control Restrictions.

The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to immediately repatriate any cash payments or proceeds obtained with respect to participation in the Plan to the PRC. The Participant further understands that such repatriation of any cash payments or proceeds may need to be effectuated through a special exchange control account established by the Company or any Subsidiary, and the Participant hereby consents and agrees that any payment or proceeds may be transferred to such special account prior to being delivered to the Participant.

Any payment or proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the payments or proceeds are paid to the Participant in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in the PRC so that the payments or proceeds may be deposited into this account. If the payments or proceeds are paid to the Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the payments or proceeds to local currency due to exchange control restrictions.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

Czech Republic

Notifications

Foreign Asset/Account Reporting Information.

Upon request of the Czech National Bank, the Participant may be required to file a report in connection with the Special Retention Award and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Participant should consult with his or her personal advisor before vesting of the Special Retention Award and before opening any foreign accounts in connection with the Special Retention Award to ensure compliance with current regulations. The Participant is solely responsible for complying with applicable Czech exchange control laws.

Finland

There are no country-specific provisions.

France

Terms and Conditions

Language Consent.

By accepting the grant of Special Retention Awards and the Award Terms, which provides for the terms and conditions of your Special Retention Awards, you confirm having read and understood the documents relating to this Award (the Plan and the Award Terms, including this Appendix) which were provided to you in English. You accept the terms of those documents accordingly.

En acceptant l’Attribution d’Actions Attribuées et ce Contrat d’Attribution qui contient les termes et conditions de vos Actions Attribuées, vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution, ainsi que la présente Annexe) qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

Notifications

Foreign Asset/Account Reporting Information.

If the Participant is a French resident, he or she must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on form No. 3916, together with the Participant’s income tax return. Failure to complete this reporting triggers penalties for the Participant. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.

Germany

Notifications

Exchange Control Information.

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). If the Participant makes or receives a payment in excess of this amount, the Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Guinea

Terms and Conditions

Award Settlement.

Notwithstanding any provision in the Award Terms to the contrary, if deemed by the Company to be necessary for regulatory reasons, the Company reserves the right to settle Special Retention Awards by payment in cash or its equivalent of an amount equal in value to the Shares subject to the vested Special Retention Awards.

Hungary

There are no country-specific provisions.

Iceland

Terms and Conditions

Award Settlement.

Notwithstanding any provision in the Award Terms to the contrary, if deemed by the Company to be necessary for regulatory reasons, the Company reserves the right to settle Special Retention Awards by payment in cash or its equivalent of an amount equal in value to the Shares subject to the vested Special Retention Awards.

Italy

Terms and Conditions

Authorization to Release and Transfer Necessary Personal Information. The following provision replaces in its entirety paragraph D “Data Privacy” of Appendix A:

The Participant understands that the Employer and/or the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Special Retention Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant is aware that providing the Company with the Participant’s Data is necessary for the performance of the Award Terms and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The Controller of personal data processing is Alcoa, Inc., 390 Park Avenue, New York City, New York, 10022 U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is Fusina Rolling Srl, Piazza Giuseppe Missori n.2, Milano, 20122 Italy. The Participant understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to Merrill Lynch with whom Shares acquired pursuant to the vesting of the Special Retention Awards or cash from the sale of such Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The processing activity, including the transfer of the Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan. Participant understands that pursuant to art.7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of the Data and cease, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that the Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local human resources representative.

Plan Document Acknowledgement.

By accepting the Special Retention Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Terms and has reviewed the Plan and the Award Terms, including the Appendices, in their entirety and fully understands and accepts all provisions of the Plan and the Award Terms, including the Appendices. The Participant further acknowledges that the Participant has read and specifically and expressly approves the following paragraphs of the Award Terms: paragraphs 2-5: Vesting and Payment; paragraph 15: Repayment and Forfeiture; paragraph 16: Stock Exchange Requirements and Applicable Laws; paragraph 19: Severability and Judicial Modification; paragraph 21: Appendices; paragraph 22: Imposition of Other Requirements; paragraph 26: Governing Law and Venue; paragraph A of Appendix A: Termination; paragraph C of Appendix A: Nature of Award and the Data Privacy provisions above.

Notifications

Foreign Asset/Account Reporting Information.

Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares), are beneficial owners of the investment pursuant to Italian money laundering provisions.

Tax on Foreign Financial Assets.

The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax at an annual rate of 2 per thousand (0.2%) . The taxable amount will be the fair market value of the financial assets (including Shares) assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign assets tax calculated on all financial assets held abroad does not exceed €12.

Jamaica

There are no country-specific provisions.

Japan

Notifications

Foreign Asset/Account Reporting Information.

The Participant will be required to report details of any assets held outside of Japan as of December 31 (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 of the following year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to report details of any outstanding Special Retention Awards, Shares or cash held by the Participant in the report.

Korea

Notifications

Exchange Control Information.

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares or the receipt of dividends in a single transaction to repatriate the sale proceeds back to Korea within three years of the sale/receipt.

Foreign Asset/Account Reporting Information.

If the Participant is a Korean resident, the Participant must declare all of his or her foreign financial accounts (including any brokerage account) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies.

Mexico

Terms and Conditions

Policy Statement.

The Special Retention Award is a unilateral and discretionary award and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with offices at 390 Park Avenue, New York City, New York, 10022 U.S.A., is solely responsible for the administration of the Plan, and participation in the Plan and the Award of the Special Retention Award does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole employer is a Mexican Subsidiary, nor does it establish any rights between the Participant and the Employer.

Plan Document Acknowledgment.

By accepting the Special Retention Awards, the Participant acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Award Terms in their entirety, and fully understands and accepts all provisions of the Plan and the Award Terms, including the Appendices.

In addition, the Participant expressly approves that: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company nor any Subsidiary is responsible for any decrease in the value of the Shares acquired upon vesting of the Special Retention Awards.

Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of his or her participation in the Plan and therefore grant a full and broad release to the Employer, the Company and its other Subsidiaries with respect to any claim that may arise under the Plan.

Spanish Translation

Declaración de Política.

El Otorgamiento de Unidades de Acciones Restringidas es un otorgamiento unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier tiempo, sin responsabilidad alguna.

La Compañía, con oficinas registradas ubicadas en 390 Park Avenue, New York, New York 10022 U.S.A., es únicamente responsable de la administración del Plan, y la participación en el Plan y el Otorgamiento de Unidades de Acciones Restringidas no establecen, de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base comercial y el único patrón es una Afiliada Mexicana y tampoco establece ningún derecho entre usted y el Patrón.

Reconocimiento del Documento del Plan.

Al aceptar el Otorgamiento de las Unidades de Acciones Restringidas, el Participante reconoce que ha recibido copias del Plan, ha revisado el Plan y los Términos del Otorgamiento en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en los Términos del Otorgamiento, incluyendo los Apéndices.

Adicionalmente, el Participante aprueba expresamente que (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan se ofrecen por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, cualquier Filial y el Patrón no son responsables por cualquier disminución en el valor de las Acciones adquiridas al momento de tener derecho en relación con las Unidades de Acciones Restringidas.

Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una reclamación o demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga el más amplio y total finiquito al Patrón, la Compañía y sus Filiales en relación con cualquier reclamación demanda que pudiera surgir de conformidad con el Plan.

Netherlands

There are no country-specific provisions.

Norway

There are no country-specific provisions.

Poland

Notifications

Exchange Control Information.

Polish residents holding foreign securities (including Shares) and maintaining accounts abroad (including any brokerage account) must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (calculated individually or together with all other assets/liabilities held abroad) exceeds a specified threshold (currently PLN7,000,000). If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland. Further, any transfer of funds in excess of a specified threshold (currently €15,000) must be effected through a bank account in Poland. The Participant should maintain evidence of such foreign exchange transactions for five (5) years, in case of a request for their production by the National Bank of Poland.

Russia

Terms and Conditions

U.S. Transaction.

The Participant understands that the grant of the Special Retention Award is a right to receive Shares if certain conditions are met and that the offer is made by the Company in the United States. Upon vesting of the Special Retention Award, any Shares to be issued to the Participant shall be delivered to the Participant through a brokerage account in the United States.

Notifications

Exchange Control Information.

Upon the sale of Shares acquired under the Plan, the Participant must repatriate the proceeds of the sale back to Russia within a reasonably short time after receipt. The Participant may remit proceeds to Participant’s foreign currency account at an authorized bank in Russia or in a foreign bank account opened in accordance with Russian exchange control laws. The Participant is encouraged to contact the Participant’s personal advisor before remitting the Participant’s sale proceeds to Russia.

Securities Law Information.

The Participant is not permitted to sell Shares directly to other Russian legal entities or residents.

The grant of the Special Retention Awards and the distribution of the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute an offering or the advertising of securities in Russia. The issuance of Shares pursuant to the Plan has not and will not be registered in Russia and, therefore, the Shares may not be used for an offering or public circulation in Russia. In no event will Shares be delivered to the Participant in Russia; all Shares acquired under the Plan will be maintained on the Participant’s behalf in the United States.

Data Privacy Acknowledgement.

The Participant hereby acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in Appendix A to the Award Terms and by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Company or the Employer (or any other agreements or consents that may be required by the Company or the Employer) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws of Russia, either now or in the future.

Labor Law Information.

If the Participant continues to hold Shares after involuntary termination, the Participant may not be eligible to receive unemployment benefits in Russia.

South Africa

Notifications

Tax Reporting Information.

By accepting the Special Retention Award, the Participant agrees to notify the Employer of the amount of income realized at vesting of the Special Retention Award. If the Participant fails to advise the Employer of the income at vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Information.

The Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. As it is the Participant’s responsibility to comply with South African exchange control laws, neither the Company, the Employer nor any other Subsidiary will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.

Spain

Terms and Conditions

No Entitlement for Claims or Compensation. The following provisions supplement paragraph A “Termination” of Appendix A.

By accepting the Special Retention Award, the Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the Special Retention Award, if the Participant’s employment terminates, unless otherwise provided in the Award Terms or by the Company, any unvested Special Retention Awards shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Special Retention Awards under the Plan to individuals who may be Employees of the Company or a Subsidiary. The decision is limited and entered into based upon the express assumption and condition that any Special Retention Awards will not economically or otherwise bind the Company or any Subsidiary, including the Employer, on an ongoing basis, other than as expressly set forth in the Award Terms. Consequently, the Participant understands that the Special Retention Awards are granted on the assumption and condition that the Special Retention Awards shall not become part of any employment or service agreement (whether with the Company or any Subsidiary, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of Special Retention Awards, which is gratuitous and discretionary, since the future value of the Special Retention Awards and the underlying Shares is unknown and unpredictable. The Participant also understands that the grant of Special Retention Awards would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Special Retention Award and any right to the underlying Shares shall be null and void.

Notifications

Securities Law Information.

No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the Special Retention Award. No public offering prospectus has been nor will be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Award Terms constitute a public offering prospectus and they have not been, nor will they be, registered with the CNMV.

Exchange Control Information.

It is the Participant’s responsibility to comply with exchange control regulations in Spain. The Participant must declare the acquisition of Shares for statistical purposes to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. In addition, the Participant must also file a Form D-6 with the Directorate of Foreign Transaction each January in which the Shares are owned. The sale of Shares also must be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.

Foreign Asset/Account Reporting Information.

The Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Further, to the extent that the Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if the Participant sells or otherwise disposes of any previously-reported Shares or accounts.

Suriname

Terms and Conditions

Award Settlement.

Notwithstanding any provision in the Award Terms to the contrary, if deemed by the Company to be necessary for regulatory reasons, the Company reserves the right to settle Special Retention Awards by payment in cash or its equivalent of an amount equal in value to the Shares subject to the vested Special Retention Awards.

Switzerland

Notifications

Securities Law Information.

The grant of the Special Retention Award under the Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other material related to the Special Retention Award constitutes a prospectus as such term is understood pursuant to Article 652a of the Swiss Code of Obligations, and neither this document nor any other materials related to the Special Retention Award may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

Terms and Conditions

Responsibility for Taxes. The following supplements paragraph B “Responsibility for Taxes” of Appendix A:

The Participant shall pay to the Company or the Employer any amount of income tax that the Company or the Employer may be required to account to Her Majesty’s Revenue & Customs (“HMRC”) with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in paragraph B of Appendix A. If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year in which the Taxable Event occurs or such other period as required under U.K. law (the “Due Date”), the Participant agrees that the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in paragraph B of Appendix A. If the Participant fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if the Participant is a Director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934), the Participant shall not be eligible for a loan from the Company to cover income tax. In the event that the Participant is a Director or executive officer and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in paragraph B of Appendix A.